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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion of our report dated January 25, 2005 (except for Note 6 - Merger, as to which the date is February 10, 2005) on our audits of the financial statements of Advanced Global Industries Corporation as of December 31, 2004 and 2003 and for the years then ended in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ Cogen Sklar LLP

Bala Cynwyd, Pennsylvania
March 18, 2005